Exhibit 10.95

SECOND AMENDMENT TO OFFICE LEASE

This Second Amendment, dated as of May 31, 2004, amends the Office Lease dated July 24, 2003, and the First Amendment to Office Lease dated December 1, 2003 between TOSCO OPERATING COMPANY, INC., a Delaware corporation (“Landlord”), and HEALTH NET OF ARIZONA, INC., an Arizona corporation (“Tenant”).

1. Terms. All capitalized terms in this Second Amendment have the same meanings as set forth in the Lease.

2. Commencement Date. Landlord and Tenant hereby confirm that the Commencement Date of the Lease was November 24, 2003 and that all Tenant Improvements to be constructed by Landlord under the original Lease were satisfactorily completed.

3. Second Expansion Space. Effective as of August 15, 2004 (the “Second Expansion Date”), regardless of whether the Tenant Improvements for the “Second Expansion Space” (as defined below) have been completed, there shall be added to and incorporated into the Premises for all purposes for the balance of the Lease Term (as the Term may be extended) the Second Expansion Space, consisting of approximately 3,090 square feet of Rentable Area (2,734 square feet of Usable Area) on the third floor of the Building as shown on the attached Exhibit A, for a total Rentable Area for the Premises of 41,561 square feet.

4. Base Rent. The table contained in Section 1.5 of the Lease is amended to read as follows and the paragraph following the table in that Section is deleted:

Period	Base Rent Per Rentable Sq. Ft.	Original Lease Monthly Base Rent Payment	First Amendment Monthly Base Rent Payment	Second Amendment Monthly Base Rent Payment	Annual Base Rent	Total Monthly Base Rent Payment
November 24, 2003 – March 31, 2004	$7.50	$21,053.13	$0.00	$0.00	$252,637.50	$21,053.13
April 2004		$21,053.13	$1,495.63	$0.00		$22,548.76	(a)
May 2004		$29,293.27	$4,162.02	$0.00		$33,455.29	(b)
June 1, 2004 – July 31, 2004		$57,545.21	$8,176.08	$0.00	$788,655.50	$65,721.29
August 2004		$57,545.21	$8,176.08	$2,639.38		$68,360.67	(c)
September 1, 2004 – May 31, 2005	$20.50	$57,545.21	$8,176.08	$5,278.75	$852,000.50	$71,000.04
June 1, 2005 – May 31, 2006	$21.00	$58,948.75	$8,375.50	$5,407.50	$872,781.00	$72,731.75
June 1, 2006 – May 31, 2007	$21.50	$60,352.29	$8,574.92	$5,536.25	$893,561.50	$74,463.46

Period	Base Rent Per Rentable Sq. Ft.	Original Lease Monthly Base Rent Payment	First Amendment Monthly Base Rent Payment	Second Amendment Monthly Base Rent Payment	Annual Base Rent	Total Monthly Base Rent Payment
June 1, 2007 – May 31, 2008	$22.00	$61,755.83	$8,744.33	$5,665.00	$914,342.00	$76,195.16
June 1, 2008 – May 31, 2009	$22.50	$63,159.38	$8,973.75	$5,793.75	$935,122.50	$77,926.88
June 1, 2009 – May 31, 2010	$23.00	$64,562.92	$9,173.17	$5,922.50	$955,903.00	$79,658.59
June 1, 2010 – May 31, 2011	$23.50	$65,966.46	$9,372.58	$6,051.25	$976,683.50	$81,390.29
June 1, 2011 – May 31, 2012	$24.00	$67,370.00	$9,572.00	$6,180.00	$997,464.00	$83,122.00
June 1, 2012 – May 31, 2013	$24.50	$68,773.54	$9,771.42	$6,308.75	$1,020,449.50	$84,853.71
June 1, 2013 – May 31, 2014	$25.00	$70,177.08	$9,970.83	$6,437.50	$1,039,025.00	$86,585.41

(a) Represents 15 days of Base Rent at $20.50 per square foot annually on 4,786 square feet and 30 days at $7.50 per square foot annually on 33,685 square feet.

(b) Represents 24 days of Base Rent at $7.50 per square foot annually and 7 days at $20.50 per square foot annually, prorated on a per diem basis, on 38,471 square feet.

(c) Represents 15 days of Base Rent at $20.50 per square foot annually, on a per diem basis, on 3,090 square feet, and 31 days at $20.50 per square foot annually on 38,471 square feet.

5. Improvements. Landlord and Tenant shall cooperate with respect to the preparation of plans and specifications for Tenant Improvements in the Second Expansion Space (“Plans”). Landlord shall construct the Tenant Improvements for the Second Expansion Space in accordance with the mutually-approved Plans and construction schedule, and Tenant shall pay all Costs of Construction of such Tenant Improvements in excess of $38.00 per square foot of Usable Area of the Second Expansion Space. The Architect shall be DFD Conoyer Hedrick and the general contractor shall be Ryan Companies US, Inc. Paragraphs 2, 3, 4, 5, and 7 of Exhibit C to the Lease shall apply to the construction of Tenant Improvements in the Second Expansion Space.

6. Other Changes. From and after the Second Expansion Date:

(a) Tenant’s Proportionate Share shall be increased from 24.06% to 25.99%.

(b) The number of parking spaces that Tenant is entitled to use pursuant to Section 1.10 of the Lease shall be increased from 36 covered reserved spaces, 102 covered unreserved spaces, and 36 uncovered unreserved spaces to 112 covered unreserved spaces, and either 5 additional covered reserved spaces or 5 additional uncovered unreserved spaces, as designated by Tenant in writing, except spaces reserved to other tenants.

7. Effect of Amendment. Except as specifically modified by this Second Amendment, all of the terms and conditions of the Lease continue in full force and effect.

TENANT:		LANDLORD:

HEALTH NET OF ARIZONA, INC.		TOSCO OPERATING COMPANY, INC.,
an Arizona corporation		a Delaware corporation

By	/s/ Dennis Bell	By	/s/
Its	Vice President	Its	Attorney-in-fact

3